EXHIBIT 10.62

                                    AGREEMENT

                                       FOR

                           PURCHASE AND SALE OF ASSETS

                                     BETWEEN

                             QUANTUM ENERGY, L.L.C.

                                       AND

                            ROCKY MOUNTAIN GAS, INC.

                                   DATED AS OF

                                 JANUARY 3, 2000

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                                TABLE OF CONTENTS

BACKGROUND..................................................................95

ARTICLE I
     PURCHASE AND SALE OF ASSETS............................................95
     1.1      Transfer of Certain Assets....................................95
              --------------------------
     1.2      Payment for Purchase..........................................95
              --------------------
     1.3      Payment of Recording and Filing Fees..........................97
              ------------------------------------
     1.4      Purchase Price Adjustment.....................................97
              -------------------------

ARTICLE II
     BUYER'S DUE DILIGENCE..................................................98
     2.1      Due Diligence Period..........................................98
              --------------------
     2.2      Title.........................................................98
              -----
     2.3      Inspection of the Acquired Assets.............................98
              ---------------------------------

ARTICLE III
     THE CLOSING............................................................98
     3.1      Closing Date..................................................98
              ------------
     3.2      Deliveries by Seller..........................................98
              --------------------
     3.3      Deliveries by Buyer...........................................99
              -------------------

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF SELLER..............................102
     4.1      Organization and Qualification...............................102
              ------------------------------
     4.2      Authority to Transfer........................................102
              ---------------------
     4.3      Title to Acquired Assets.....................................102
              ------------------------
     4.4      Agreement Not in Breach of Other Instruments.................102
              --------------------------------------------

ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF BUYER...............................102
     5.1      Organization and Qualifications..............................102
              -------------------------------
     5.2      Authority to Purchase........................................103
              ---------------------

ARTICLE VI
     TERMINATION...........................................................103
     6.1      Termination..................................................103
              -----------



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ARTICLE VII
     GENERAL PROVISIONS....................................................103
     7.1      Notices......................................................103
              -------
     7.2      Survival of Representations, Warranties,
              Covenants and Agreements ....................................104
              ----------------------------------------
     7.3      Further Assurances...........................................104
              ------------------
     7.4      Entire Agreement.............................................104
              ----------------
     7.5      Binding Upon Heirs and Successors............................105
              ---------------------------------
     7.6      Signatures in a Representative Capacity......................105
              ---------------------------------------
     7.7      Governing Law................................................105
              -------------
     7.8      Severability.................................................105
              ------------
     7.9      Expenses.....................................................105
              --------
     7.10     Counterparts.................................................105
              ------------

SCHEDULE 1.1........................................................Not Filed

SCHEDULE 3.4(C).....................................................Not Filed


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                                  AGREEMENT FOR
                           PURCHASE AND SALE OF ASSETS

         THIS AGREEMENT FOR PURCHASE AND SALE OF ASSETS (this "Agreement") is made and entered into effective as of January 3, 2000, by and between QUANTUM ENERGY, L.L.C., an Oklahoma limited liability company ("Seller"), and ROCKY MOUNTAIN GAS, INC., a Wyoming Corporation ("Buyer").

                                   BACKGROUND

         WHEREAS,  Seller  is  engaged  in  the  acquisition,   exploration  and
production of coal bed methane gas located in the Powder River Basin in Montana; and

         WHEREAS, Seller desires to transfer to Buyer, and Buyer desires to acquire from Seller, an undivided fifty percent (50%) working interest and forty percent (40%) net revenue interest in those certain coal bed methane leases, properties and rights of Seller described herein, and on the terms and conditions outlined below.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         1.1 Transfer of Certain Assets. Subject to the terms and conditions hereof, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, and Buyer purchases, acquires and accepts from Seller, an undivided fifty percent (50%) working interest and forty percent (40%) net revenue interest in those certain coal bed methane leases of Seller listed in Schedule 1.1 hereto (the "Acquired Assets"). The Acquired Assets shall be acquired by Buyer free and clear of all mortgages, pledges, liens, charges, security interests and encumbrances.

         1.2 Payment for Purchase. As consideration for the Acquired Assets, Buyer will pay a purchase price of Five Million and Five Hundred Thousand Dollars ($5,500,000.00) (the "Purchase Price"), increased or decreased, as the case may be, by the Purchase Price Adjustment determined in accordance with
Section 1.4. The purchase price shall be paid as follows:

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         (a)      Buyer shall pay $5,500,000.00, as adjusted by Section 1.4, for an undivided fifty percent (50%) working interest and forty percent (40%) net revenue interest in the Acquired Assets as provided herein. Buyer has delivered into escrow pursuant to the Letter of Intent, the sum of $160,000.00 with the First Interstate Bank of Casper, Wyoming ("Escrow Agent").

         (b) Buyer shall pay at Closing to Seller the sum of $3,200,000.00 in certified funds by wire transfer in accordance with instructions from Seller representing 29% of the undivided 50% of the working interest in the Acquired Assets.

         (c) Buyer shall pay to Seller, or use to drill, construct infrastructure or the acquisition of additional acreage on behalf of Seller, in Seller's sole discretion, the sum of $1,000,000.00 on or before may 1, 2000. In the event that Buyer fails to pay or use for the benefit of Seller, in the Seller's sole discretion, the sum of $1,000,000.00 on or before May 1, 2000, then Buyer shall assign 9% of its undivided 50% working interest in the Acquired Assets to Seller.

         (d) Buyer shall pay to Seller, or use to drill, construct infrastructure or the acquisition of additional acreage on behalf of Seller, in Seller's sole discretion, the sum of $1,300,000.00 on or before December 31, 2000. In the event that Buyer fails to pay or use for the benefit of Seller, in Seller's sole discretion, the sum of $1,300,000.00 on or before December 31, 2000, then Buyer shall assign 12% of its undivided 50% working interest in the Acquired Assets to Seller. At the sole option of Seller, Buyer may pay $1,300,000 in cash, or provide services of equivalent value to drill wells, and in the latter event, the Seller would receive $1,300,000 in revenues from all of the net revenues from the wells so drilled, at which point in time the Buyer would then own a 50% working interest (40% net revenue interest in such wells.

         (e) Buyer shall spend the sum of $2,500,000.00 to be used to drill and complete a minimum of 25 wells on the Acquired Assets between January 1, 2000 and November 30, 2000, subject to force majeure. Buyer and Seller shall each own and undivided 50% interest in the wells drilled subject to reduction as provided herein. In the event that the costs to drill and complete a minimum of 25 wells exceeds $2,500,000.00, the Buyer and Seller agree that they shall each pay fifty percent (50%) of the actual costs in excess of $2,500,000.00 to drill and complete the 25 wells.

                  In the event that Buyer shall fail to spend the total sum of $2,500,000.00 to drill and complete the wells on or before November 30, 2000; and in the event that on or before November 30, 2000, Quantum or its affiliate spends part or all of the sum of $2,500,000.00 to drill and complete wells on the Acquired Assets, Buyer shall have the right to acquire its pro rata share of the working interest in

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                  the wells  drilled by Quantum or its  affiliate  by paying the sum of $2,500,000.00 plus the cost of funds incurred by Quantum or its affiliate to drill and complete the wells. In additions, Quantum or its affiliate shall receive 60% of the pro rata net revenues from the wells drilled with the $2,500,000.00 for a period of two (2) years from the date Buyer pays the $2,500,000.00 plus Quantum's cost of funds. After the two year period has expired, Buyer shall be entitled to its pro rata share of the net revenue from the wells based on this Agreement. This right to acquire the interest in the wells shall expire on November 30, 2002. Prior to the time that buyer exercises its right and purchases its pro rata share of the working interest, Quantum or its affiliate shall be entitled to 100% of the revenue from the wells.

                  In the event that Quantum or its affiliate pays in excess of $2,500,000.00 prior to November 30, 2000 or pays 100% of the cost of any well(s) after November 30, 2000; Buyer shall back-in to its pro rata share of the working interest in the well(s) after Seller has recovered its costs in the wells plus 300%. In the event, that Rocky Mountain Gas spends funds on a project and Quantum does not elect to match those funds, Quantum shall back-in to its 50% interest in the project after Rocky Mountain Gas has recovered its costs in the project plus 300%.

         1.3 Payment of Recording and Filing Fees. Buyer shall pay all Montana recording and filing fees, if any, due as a result of the transactions contemplated by this Agreement.

         1.4 Purchase Price Adjustment. At Closing, the Purchase Price will be adjusted by increasing or decreasing the amount thereof pursuant to the following provisions utilizing the procedures and methodology set forth herein:

         (a) On the net acres in excess of 185,000 listed in Schedule 1.1, Buyer shall have the option to pay to Seller $59.46 per acre for a fifty percent (50%) working interest and forty percent (40%) net revenue interest in the acreage. This sum shall be $427,160.64, and shall be paid to Seller or spent on Seller's behalf, in Seller's sole discretion, on or before May 1, 2000.

         (b) On any lease acres acquired by Buyer prior to Closing, Seller shall have a right of first refusal to pay to Buyer fifty percent (50%) of the actual land acquisition costs plus fifty percent (50%) of all professional fees to acquire the leases, for an undivided fifty percent (50%) working interest in the leases. This payment shall be made on or before May 1, 2000.

         (c) Seller and Buyer shall agree to pay their pro rat share of any rental fees on the Acquired Assets on or before the due date of the lease rental. In the event that one party fails to pay its pro rata share of the lease rentals, then the other party may pay the defaulting party's pro rata share of the delay rentals. The defaulting

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                  party must pay its pro rata share of the lease  rentals plus a
                  300% penalty in order to continue to own its pro rata share of the lease. This payment must be made within twelve (12) months of the payment of the lease rental by the non- defaulting party.

         (d) Buyer and Seller mutually agree to devise a budget directed toward acquisition of leases in the AMI whereby costs are shared equally on a 50/50 basis.

                                   ARTICLE II
                              BUYER'S DUE DILIGENCE

         2.1 Due Diligence Period. Buyer shall have a period which ended at 5:00 p.m. Mountain Standard Time of November 12, 1999 (the "Diligence Period") in which to complete its review of the Acquired Assets.

         2.2 Title. Buyer shall have reviewed all information required in its sole discretion and approved, within the time period, the documentation supporting the legal ownership of the coal bed methane leases in Quantum Energy, L.L.C. as set out in Schedule 1.1.

         2.3 Inspection of the Acquired Assets. During the Due Diligence Period and up to the date of Closing, buyer may independently inspect or cause to be inspected by other qualified persons, at Buyer's sole cost and expense, all aspects of the Acquired Assets which Buyer determines in its sole discretion are relevant or material to Buyer's decision to purchase an undivided fifty percent (50%) working interest in the Acquired Assets.

                                   ARTICLE III
                                   THE CLOSING

         3.1 Closing Date. The transfer of an undivided fifty percent (50%) of the Acquired Assets by Seller to Buyer and all other transactions contemplated by this Agreement (the "Closing") shall take place at 1:00 p.m. Pacific Standard time effective on Monday, January 3, 2000, as the parties shall agree, or at such other time or other place as Seller and Buyer may mutually agree (the "Closing Date").

         3.2 Deliveries by Seller. At the Closing, Seller shall deliver the following to Buyer, the receipt of which shall be a condition to Closing:

         (a) The duly executed Assignments in recordable form transferring an undivided fifty percent (50%) working interest and forty percent (40%) net revenue interest in the Acquired Assets to Buyer.

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         (b)      Articles of  Organization  and  Operating  Agreement of Powder
                  River Gas, L.L.C.

         (c) Such other documents as are reasonably requested by Buyer or its counsel.

         3.3 Deliveries by Buyer. At the Closing, Buyer shall deliver the following, the receipt of which shall be a condition to Closing:

         (a) The sum of $3,200,000.00 in certified funds to be wire transferred to Seller's bank account as directed by Seller on or before Closing.

         (b) The duly executed Assignments in recordable form transferring an undivided 9% and 12% interest in the Acquired Assets to Seller. These assignments shall be held by Seller. In the event that Buyer fails to make the payments under Section 1.2 or 1.2(a) then Seller shall be entitled to file the appropriate Assignments of Record.

         (c) Such other documents as are reasonably requested by Seller or its counsel.

         3.4      Conditions to Closing.

         (a) Seller and Buyer shall commit to drill and complete an additional 100 wells between January 1, 2000, and December 31, 2000, subject to force majeure. Each party shall pay its pro rata share of the actual costs to drill and complete the 100 wells during the year 2000. In the event that either Seller or Buyer shall elect not to drill a well (s) under this paragraph
                  (a) during the year 2000, the party who elects to drill the well(s) shall recover its costs to drill and complete the well(s) plus a 300% penalty prior to the nonconsenting party backing in for its pro rata share of the working interest in the well(s). This penalty provision shall also apply to all future years between the parties.

         (b) Seller has drilled three (3) wells on the Acquired Assets. Buyer shall have the option, which must be exercised by January 3, 2000, or it shall lapse, to participate as a working interest owner in the three (3) wells drilled by Seller on the Acquired Assets prior to Closing as set out on
                  Schedule 3.4(c) hereof. With respect to the wells drilled prior to the Closing of this Agreement, Buyer agrees to pay fifty percent (50%) of the cost to drill and complete the wells for its 50% working interest in the wells. All information with respect to these wells will remain confidential by Buyer. Buyer shall pay its 50% of the costs to drill and complete the wells or agree to provide services equal to the obligation under this paragraph, in the Seller's sole discretion at Closing.

         (c) The parties shall form a joint operating company to develop the Acquired Assets and shall negotiate in good faith the terms and conditions of the joint operating

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                  company.  The parties have agreed on the following issues with respect to the joint operating company:

                  (i) The joint operating company shall be a limited liability company formed in the state of Wyoming and qualified to do business in the state of Montana. The legal name of the limited liability company shall be Powder River Gas, L.L.C. Seller and Buyer or their affiliates shall each own 50% of the membership units in Powder River Gas, L.L.C.

                  (ii)     The Managers shall be as follows:

                           Paul Mysyk
                           Harrison Schumacher
                           Pete Schoonmaker
                           Keith Larsen

                           Additionally, Roger TeSelle, Jim Factor, Mark Larsen and John L. Larsen shall be on the management committee. There shall be required to be at least two
                           (2) members from each membership group present at a meeting to constitute a quorum.

                  (iii) Buyer and Seller shall each contribute $100,000.00 as its original capital contribution to Powder River Gas, L.L.C. The Management Committee shall agree on an annual budget to operate Powder River Gas, L.L.C. If additional capital is required, each party shall contribute its 50% share of the capital. The Management Committee shall select a bank to hold the funds. Two (2) signatures, one from each membership group, shall be required on all bank documents, including checks.

                  (iv) The attorney and accountant for the parties shall investigate and report to the Management Committee on the creation of an accounting system for Powder River Gas, L.L.C. There will be an annual audit performed on Powder River Gas, L.L.C. by an outside independent accounting firm.

                  (v) The Management Committee has authorized Pete Schoonmaker and Jim Factor to obtain office space and office equipment, not to exceed $5,000, in Sheridan, Wyoming. In addition, the Management Committee authorized the hiring of a receptionist and accounting clerk.

                  (vi)     The  Management   Committee   authorized  hiring  the
                           following as independent contractors on the following basis:

                           Pete Schoonmaker $400/per day

                           Jim Factor $400/per day

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                           Quantum   and  Rocky   Mountain   Gas  will  pay  all
                           out-of-pocket expenses plus an automobile for Jim and Pete respectively. Jim and Pete shall keep track of
                           their  time  spent  on  Powder   River  Gas,   L.L.C.
                           projects.

                  (vii) The Management Committee shall develop a drilling program with respect to the Acquired Assets to develop the acreage. U.S. Energy Corp./Crested Corp., d/b/a USECC shall be entitled to drill the first twenty-five (25) wells on the leases based on a competitive drilling rate in the surrounding area. The Management Committee shall review the results and the costs and then shall negotiate competitive drilling contracts for future drilling on the leases. USECC shall be allowed to submit bids for the drilling of the leases. Prior to the start of drilling of the leases, the Scientific Committee, appointed by the Management Committee, shall make recommendations on the areas to be drilled first, taking into consideration the marketing of gas through existing and proposed pipelines.

                           The   Scientific   Committee   shall  report  to  the
                           Management Committee on the following:

                           *        USA Well - Lipscomb Creek
                                    --------   --------------
                                    Review Burlington Railroad Acreage

                           *        Pawnee Well
                                    -----------
                                    Test water and gas

                           *        Custer Forest #1   36-41-1
                                    --------------------------
                                    Test Coals for water and gas

                  (viii) The Management Committee shall review all drilling contracts to determine that they are competitive.

                           The Management Committee shall investigate whether to build or contract out the building of the gathering system.

                           The Management Committee will begin negotiating with pipeline companies to transport the coal bed methane gas.

                  (ix) Roger TeSelle has defined the AMI, which does include the two (2) Indian Reservations, Tongue River, Custer Forest and the Northern AMI.

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                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         The Seller represents and warrants to Buyer as follows:

         4.1 Organization and Qualification. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and has all requisite power to own its properties and to carry on its business as now owned and operated by Seller. Seller is qualified to do business, is in good standing, and has all appropriate or necessary licenses in each jurisdiction or place in which the nature of its business or the character of its properties requires such registration.

         4.2 Authority to Transfer. Seller has the right, power, legal capacity and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and no approvals, authorizations or consents of any person other than Seller are necessary in connection with Seller's execution, performance and delivery of this Agreement. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

         4.3 Title to Acquired Assets. Seller has title to all of the Acquired Assets and holds a 100% working interest and an 80% net revenue interest in the Acquired Assets, except for 2223 acres in the Tongue River that have a 79% net revenue interest.

         4.4 Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement and the other documents to be executed and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby will not result in or constitute any of the following: (a) a default or event that, with the giving of notice or lapse of time, or both, would be a default, breach or violation of the certificate of limited liability company or operating agreement of Seller or any agreement, instrument or arrangement to which Seller is a party or by which Seller or any assets or property of Seller is bound; (b) an event that would permit any party to terminate any contract or other agreement; or (c) the creation or imposition of any lien, charge, or encumbrance on any of the Acquired Assets.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         5.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, and has all corporate

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power to own its  properties  and to  carry on its  business  as now  owned  and operated by Buyer. Buyer is qualified to do business, is in good standing, and has all appropriate or necessary licenses in each jurisdiction or place in which the nature of its business or the character of its properties requires such registration.

         5.2 Authority to Purchase. Buyer has the right, power, legal capacity and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and no approvals, authorizations or consents of any person other than Buyer is necessary in connection with Buyer's execution, performance and delivery of this Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

                                   ARTICLE VI
                                   TERMINATION

         6.1 Termination. This Agreement may only be terminated by the mutual consent of both Seller and Buyer. In the event that Buyer fails to close on the date of Closing, Buyer shall forfeit the funds held in escrow and the Escrow Agent shall deliver the $160,000.00 held in escrow to the Seller. In the event that Seller fails to close on the date of Closing, Buyer shall be entitled to the return of its funds held in escrow and no further penalty or damages. The $160,000.00 is liquidated damages and shall represent the only damages recoverable by Seller in the event Buyer fails to close.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.1 Notices. All notices and other communications hereunder ("Notices") shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with written or facsimile confirmation of receipt), or delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like Notice):

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         If to Seller:          QUANTUM ENERGY, L.L.C.
                                4481 Topanga Canyon Boulevard
                                Suite 202
                                Woodland Hills, CA 91364
                                Fax:  (818) 704-9599
                                Attn:   Paul Mysyk
                                        Harrison Schumacher

           with a copy to:      Robert O.  O'Bannon, Esq.
                                Phillips McFall McCaffrey McVay & Murrah, P.C.
                                Twelfth Floor
                                One Leadership Square
                                211 N.  Robinson
                                Oklahoma City, OK 73102
                                Fax:  (405) 235-4133

         If to Buyer:           ROCKY MOUNTAIN GAS, INC.
                                877 N.  8th West
                                Riverton, WY 82501
                                Fax:  (307) 857-3050
                                Attn: John L. Larsen, Chairman

         with a copy to:        Mike Svilar, Esq.
                                ROCKY MOUNTAIN GAS, INC.
                                877 N.  8th West
                                Riverton, WY 82501
                                Fax:  (307) 857-3050

         7.2 Survival of Representations, Warranties, Covenants and Agreements. Except as otherwise expressly provided herein, all representations, warranties, covenants, and agreements of the parties contained in this Agreement or in any schedule, document, certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement, shall survive the Closing for a period of one (1) year.

         7.3 Further Assurances. The parities hereto agree to do such further acts and to execute and deliver such additional agreements including the Operating Agreement of Powder River Gas, L.L.C. and instruments as may be required to consummate, evidence or confirm the transactions and agreements contained in this Agreement.

         7.4 Entire Agreement, Amendment, Waivers. This Agreement and any exhibits delivered by the parties hereto contemporaneously herewith constitute the entire agreement between the parties pertaining to the subject matter contained herein and supersede all prior agreements, representations and understandings of the parties hereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto.

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         7.5      Binding Upon Heirs and  Successors.  This  Agreement  shall be binding upon and inure to the benefit of the respective successors, heirs, assigns and personal representatives of the parties hereto.

         7.6 Signatures in a Representative Capacity. Each party whose signature is affixed hereto in a representative capacity represents and warrants that he is authorized to execute this Agreement on behalf of and to bind the entity on whose behalf his signature is affixed.

         7.7 Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of Montana.

         7.8 Severability. In the event any provision of this Agreement shall be held to be void, voidable or unenforceable, the remaining provisions shall remain in full force and effect.

         7.9 Expenses. Each party to this Agreement shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

         7.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         SELLER:                  QUANTUM ENERGY, L.L.C. an Oklahoma
                                  limited liability company


                                  By:         /s/   Paul Mysyk
                                         ---------------------------------------
                                         Paul Mysyk, Managing Member

                                  By:        /s/    Harrison Schumacher
                                         ---------------------------------------
                                         Harrison Schumacher, Managing Member

         BUYER:                   ROCKY MOUNTAIN GAS, INC.


                                  By:         /s/   Keith Larsen
                                         ---------------------------------------
                                         Keith Larsen, CEO



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